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                                                                    EXHIBIT 10.1

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                           ASSET PURCHASE AGREEMENT


                                 BY AND AMONG


                  FREECALLER COMMUNICATIONS CORPORATION F/K/A
                          INTELESIS ACQUISITION CORP.
                                     BUYER


                           THE INTELESIS GROUP, INC.
                                    SELLER


                     FREECALLER COMMUNICATIONS CORPORATION
                                   ASSIGNOR


                               OCTOBER 29, 1999






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                               TABLE OF CONTENTS
                                                                            Page
                                   ARTICLE 1
                         DEFINITIONS AND CONSTRUCTION
       1.1   DEFINITIONS OF CERTAIN TERMS....................................  5
       1.2   CONSTRUCTION....................................................  8
                                   ARTICLE 2
                          PURCHASE AND SALE OF ASSETS
       2.1   TRANSFERRED ASSETS..............................................  8
       2.2   EXCLUDED ASSETS.................................................  9
       2.3   CLOSING.........................................................  9
       2.4   TRANSFER DOCUMENTS..............................................  9
       2.5   PURCHASE PRICE FOR THE ASSETS................................... 10
       2.6   LIABILITIES NOT ASSUMED BY THE BUYER............................ 10
       2.7   TRANSFER TAXES; RECORDING FEES.................................. 11
                                   ARTICLE 3
                        REPRESENTATIONS AND WARRANTIES
                                 OF THE SELLER
       3.1   CORPORATE MATTERS............................................... 11
       3.2   VALIDITY OF AGREEMENT & CONFLICT W/ OTHER INSTRUMENTS........... 11
       3.3   APPROVALS, LICENSES AND AUTHORIZATIONS.......................... 12
       3.4   TITLE TO AND CONDITION OF PROPERTIES............................ 13
       3.5   CONTRACTS AND COMMITMENTS ...................................... 13
       3.6   CONDITION OF ASSETS............................................. 15
       3.7   WARRANTIES AND PRODUCT LIABILITY................................ 15
       3.8   COMPLIANCE WITH LAWS............................................ 15
       3.9   FINDER'S FEES................................................... 15
      3.10   ABSENCE OF CERTAIN PAYMENTS..................................... 15
      3.11   ABSENCE OF CERTAIN PROHIBITED ACTIVITIES........................ 15
      3.12   NO MATERIAL MISSTATEMENTS OR OMISSIONS.......................... 16
      3.13   SECURITIES LAW MATTERS.......................................... 16
                                   ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES
                                 OF THE BUYER
       4.1   CORPORATE MATTERS............................................... 17
       4.2   APPROVALS AND AUTHORIZATIONS.................................... 17
       4.3   FINDER'S FEES................................................... 17
       4.4   COMPLIANCE WITH SECURITIES LAWS................................. 18
                                   ARTICLE 5
                             ADDITIONAL AGREEMENTS
       5.1   ACCESS TO INFORMATION........................................... 18
       5.2   DELIVERY OF CORPORATE DOCUMENTS; RETENTION OF RECORDS........... 18
       5.3   FURTHER ASSURANCES.............................................. 19
       5.4   CONTINUITY OF BUSINESS.......................................... 19
       5.5   INFORMATION..................................................... 19
       5.6   COMPLIANCE...................................................... 19
       5.7   COOPERATION AFTER CLOSING....................................... 20
       5.8   NONDISCLOSURE OF PROPRIETARY INFORMATION........................ 20
       5.9   WARRANTY CLAIMS................................................. 21
      5.10   COVENANT NOT TO COMPETE WITH THE BUSINESS....................... 21
      5.11   CONTINUATION OF BUSINESS........................................ 22

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      5.12   USE OF NAMES.................................................... 23
                                   ARTICLE 6
                               BUYER CONDITIONS
       6.1   REPRESENTATIONS, WARRANTIES AND COVENANTS....................... 23
       6.2   INSTRUMENTS OF TRANSFER......................................... 23
       6.3   NO LITIGATION................................................... 23
       6.4   LICENSES, CONSENTS AND APPROVALS................................ 23
       6.5   RESOLUTIONS..................................................... 23
       6.6   NO ADVERSE EVENT................................................ 23
       6.7   OTHER LEGAL MATTERS............................................. 24

                                   ARTICLE 7
                              SELLER' CONDITIONS
       7.1   REPRESENTATIONS, WARRANTIES AND COVENANTS....................... 24
       7.2   RECEIPT OF TRANSFERRED ASSETS................................... 24
       7.3   LICENSES, CONSENTS AND APPROVALS................................ 24
       7.4   NO LITIGATION................................................... 24
       7.5   RESOLUTIONS..................................................... 24
                                   ARTICLE 8
                                INDEMNIFICATION
       8.1   INDEMNIFICATION BY THE SELLER................................... 24
       8.2   INDEMNIFICATION BY THE BUYER.................................... 25
       8.3   PROCEDURE....................................................... 26
       8.4   PAYMENT......................................................... 28
       8.5   FAILURE TO PAY INDEMNIFICATION.................................. 28
       8.6   SUBROGATION..................................................... 28
       8.7   ADJUSTMENT OF LIABILITY......................................... 28
       8.8   INDEPENDENT INDEMNITIES......................................... 28
       8.9   INVESTIGATION AND DUE DILIGENCE................................. 28
      8.10   EXPRESS NEGLIGENCE.............................................. 29
                                   ARTICLE 9
                     NATURE OF STATEMENTS AND SURVIVAL OF
                    COVENANTS, REPRESENTATIONS, WARRANTIES
                                AND AGREEMENTS
                                  ARTICLE 10
                                  TERMINATION
      10.1   EVENTS OF TERMINATION........................................... 29
      10.2   LIABILITY UPON TERMINATION...................................... 29
      10.3   NOTICE OF TERMINATION........................................... 29
                                  ARTICLE 11
                              DISPUTE RESOLUTION
      11.1   NEGOTIATION..................................................... 30
      11.2   ARBITRATION..................................................... 30
                                  ARTICLE 12
                                 MISCELLANEOUS
      12.1   GOVERNMENTAL FINDINGS........................................... 31
      12.2   ACCESS TO INFORMATION........................................... 31
      12.3   PUBLIC ANNOUNCEMENTS............................................ 31
      12.4   OTHER ACTION.................................................... 32
      12.5   EXPENSES........................................................ 32
      12.6   NOTICES......................................................... 32

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      12.7   BULK TRANSFER LAWS.............................................. 32
      12.8   SUCCESSORS; ASSIGNMENT.......................................... 32
      12.9   ENTIRE AGREEMENT................................................ 33
     12.10   GOVERNING LAW................................................... 33
     12.11   SEVERABILITY.................................................... 33
     12.12   NO THIRD PARTY BENEFICIARIES.................................... 33
     12.13   COUNTERPARTS.................................................... 33
     12.14   NEGOTIATED TRANSACTION.......................................... 33

                            EXHIBITS AND SCHEDULES

Exhibit A.................................... Excluded Assets
Exhibit B.................................... Assumed Liabilities
Exhibit C.................................... Intelesis Resolutions
Exhibit D  .................................. Assignment of FREECALLER service mark
Exhibit E.................................... Non-Competition Agreements
Exhibit F.................................... Agreement to File form S-3
Exhibit G.................................... Software/Patent Purchase Agreement
Exhibit H.................................... Assignment of Software/Patent
                                              Purchase Agreement
Exhibit I.................................... Assignment of Common Law Trade
                                              and Service Marks
Exhibit J.................................... Assignment of Domain Names
Exhibit K.................................... Assignment of Rights



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                           ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement is made and entered into this 29th day of October, 1999, by and among Freecaller Communications Corporation fka Intelesis Acquisition Corp., a Delaware corporation (the "Buyer"), being a wholly owned subsidiary of Equalnet Communications Corp. ("ENET"), The Intelesis Group, Inc., fka The Intelesis Communications Group, Inc. a Florida corporation ("Intelesis" or the "Seller"), and Freecaller Communications Corporation, a wholly owned subsidiary of The Intelesis Group, Inc. ("Assignor").

                                  WITNESSETH:

WHEREAS, the Seller desires to transfer to the Buyer all of its properties and assets relating to its Freecaller advertiser sponsored telecommunications business except as excluded herein and certain liabilities, and the Buyer desires to acquire the properties and assets and assume certain scheduled liabilities, all upon the terms and subject to the conditions set forth herein; and

WHEREAS, the Buyer is in the process of changing its name to Freecaller Communications Corp., Freecaller Acquisition Corp. or a similar name; and

WHEREAS, the parties hereto desire to set forth certain representations, warranties and agreements, all as more fully set forth below;

NOW, THEREFORE, in consideration of the premises, the respective covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto agree as follows (all capitalized terms not otherwise defined in this Agreement shall have the meanings given to them in Article 1):

                                   ARTICLE 1
                         DEFINITIONS AND CONSTRUCTION

1.1 DEFINITION OF CERTAIN TERMS. In addition to terms defined elsewhere in this Agreement, the following terms have the meanings assigned to them in this
Section 1.1 unless the context otherwise indicates, for purposes of this Agreement, The Schedules and Disclosure Schedule:

     "Additional Consideration" will have the meaning defined in Section 2.5.

     "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with that person.

     "Agreement" means this Asset Purchase Agreement, as amended from time to time by the Parties.

     "Assumed Liabilities" has the meaning given that term in Section 2.5.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized by law to close.

     "Buyer" has the meaning specified in the preamble.

     "Cash Consideration" means $150,000.00 cash

     "Common Stock" means the common stock, $0.01 par value per share of ENET

     "Contracts and Other Agreements" means all contracts, agreements, purchase orders, sales orders, understandings, indentures, notes, bonds, loans, instruments, leases, mortgages

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franchises, licenses, commitments or binding arrangements, whether express or implied, oral or written, to which the Seller is a party or bound or to which the Transferred Assets are subject.

     "Control", as used in the definitions of Affiliate and Subsidiary in this
Section 1.1, means the ownership, directly or indirectly of 50% or more of the voting securities of a Person or the possession of the power to direct, or cause the direction of the management and policies of that Person, whether through the ownership of voting stock, by contract or otherwise.

     "Damages" means any and all judgments, claims, causes of action, investigations or audits by Governmental Entities, suits, proceedings, liabilities, losses, damages, demands, assessments, impositions, fines, penalties, obligations, costs, expenses, actual damages (and, only with respect to Third Party Claims, consequential and punitive damages) including in each case, interest, awards, judgments, penalties, settlements, fines, costs of remediation, costs and expenses incurred in connection with investigating and defending any claims or causes of action (including attorneys' fees and expenses and all fees and expenses of consultants and other professionals).

     "Debt Obligations" means any contract, agreement, indenture, note or other instrument relating to the borrowing of money or any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for deposit or collection in the ordinary course of business).

     "Equipment" means all machinery, transportation equipment, tools, equipment, furnishings and fixtures owned, leased or subject to a contract of purchase and sale, or lease commitment, that are used by the Seller.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Assets" has the meaning given that term in Section 2.2.

     "Governmental Entity" means any arbitrator, court, administrative or regulatory agency, commission, department, board or bureau or body or other government or authority or instrumentality or any entity of Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Hazardous Materials" means any (i) petroleum or petroleum products, (ii) hazardous substances and (iii) any other chemical, substance or waste that is regulated by any Governmental Entity under any Environmental Law.

     "Indemnitee" means the Person or Persons indemnified or entitled, or claiming to be entitled to be indemnified, pursuant to the provisions of Section
8.1 or Section 8.2, as the case may be.

     "Indemnitor" means the Person or Persons having the obligation to indemnify pursuant to the provisions of Section 8.1 or Section 8.2, as the case may be.

     "Inventories" means all inventories of finished goods, tooling, inventory, work in progress and raw materials owned by Seller, wherever situated.

     "Law" means all foreign, federal, state, provincial and local laws, rules, decrees, regulations, ordinances and orders.

     "Leasehold Interests" means the interests of the Seller as lessee to any real property.

     "Lien" means any lien, pledge, claim, charge, security interest, mortgage, deed of trust or other encumbrances, option, defect or other rights of any nature whatsoever.

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     "Material Adverse Change" and "Material Adverse Effect" means a single event, occurrence or fact that, together with all other events, occurrences and facts could reasonably be expected to result in a loss to the Business, would have, or might reasonably be expected to have, a material adverse effect on the assets, business, prospects, operations or condition (financial or otherwise) of the Transferred Assets or the Business.

     "Person" means an individual, firm, corporation, division, association, partnership, joint venture, limited liability company, organization, business or Governmental Entity.

     "Proprietary Information" means collectively (i) Proprietary Rights and
(ii) any and all other information and material proprietary to the Seller, owned, possessed or used by the Seller, whether or not the information is embodied in writing or other physical form, and which is not generally known to the public, that (y) relates to financial information regarding the Seller including (A) business plans and (B) sales, financing, pricing and marketing procedures or methods of the Seller or (z) relates to specific business matters concerning the Seller, including the identity of, or other information, regarding sales personnel or customers of the Seller.

     "Proprietary Rights" means all invention disclosures, patents, patent rights, patent applications, trademark (registered and unregistered), trademark registration applications, trade names, licenses, service marks (registered and unregistered) service mark registration applications, registered copyrights owned, licensed or used by the Seller, and refers to all Proprietary Rights and any and all other proprietary rights of any kind (including all models, design registrations, inventor's certificates, trade secrets, know-how, technical information and data, logos, trade dress and unregistered marks and names (and all goodwill associated therewith), confidentiality agreements and confidential information, copyrightable works, unregistered and common law copyrights, computer software and hardware and all documentation and related rights, and any and all applications, registrations or the like relating to any of the foregoing), and all tangible manifestations of Seller and all technical information relating thereto, whether written, on computer disks, tapes or other storage media or mental impressions, including any and all drawings, blueprints, lists of materials, patterns, molds, records, documents, specifications, diagrams, formulae, product design standards, tools, die, jigs, models, prototypes, product information literature, computer programs, data compilations, project files, test development files, reference lists, notebooks, memoranda, notes, and any other materials that embody, contain, or reflect any of the foregoing, anywhere in the world and owned, licensed or used by the Seller.


     "Remedial Action" has the meaning given that term in Section 8.3(f).

     "Retained Liabilities" has the meaning given that term in Section 2.7.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Seller" has the meaning given that term in the preamble.

     "Shares" means 899,807 shares of the Common Stock, which shall be issued to Intelesis in certificates as follows; one certificate for 500,000 shares; two certificates for 10,000 each; one certificate for 87,250; one certificate for 73,800; one certificate for 52,000; one certificate for 51,365; one certificate for 31,000; one certificate for 24,500; one certificate for 23,400; one certificate for 21,000; one certificate for 9,300 and one certificate for 6,192

     "Subsidiary" means, as to a Person, the controlled Affiliate of that Person.

     "Survival Period" has the meaning given that term in Article 9.

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     "Taxes"  means all foreign, federal, state, provincial, local and other taxes, charges, fees, duties, levies, imposts, customs or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit share, license, lease, service, service use, value added, withholding, payroll, employment, unemployment, disability, social security (or similar), registration, excise, estimated, severance, stamps, occupation, premium, real property, personal property, windfall profits, environmental, alternative or add-on minimum, or other taxes, fees, assessments, customs, duties, levies, imposts, or charges of any kind whatsoever. Together with any interest, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto, and the term "Tax" means any one of the foregoing Taxes.

     "Transferred Assets" has the meaning given that term in Section 2.1(a).

     "$" means United States dollars.

1.2  CONSTRUCTION

     (a) Unless expressly stated otherwise, when used in this Agreement, (i), "including" means "including without limitation", (ii) the words "hereof", "herein" and "hereunder", and similar words, refer to this Agreement as a whole and not to any particular section, subsection, paragraph or provision of this Agreement and (iii) references to Articles, Sections, Schedules and Exhibits refer to the corresponding Articles, Sections, Schedules and Exhibits of this Agreement.

     (b) The headings of the Articles, Sections, Schedules and Exhibits have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provision of this Agreement or affect in any way the meaning or interpretation of this Agreement.

                                   ARTICLE 2
                          PURCHASE AND SALE OF ASSETS

2.1  TRANSFERRED ASSETS

     (a) Subject to the terms and conditions of this Agreement and in consideration of the obligations of the Buyer, as provided herein, and except as otherwise provided in Section 2.2, at the Closing, the Seller shall sell, assign, transfer, grant, bargain, deliver and convey to the Buyer all of the Seller' right, title, interest in, to and under all of its assets, properties and rights, including, but not limited to, those listed below, except as expressly excluded herein (all of those assets, properties, rights and business being hereinafter sometimes collectively referred to as the "Transferred Assets"):

         (i)   the telecom switch utilized by and/or owned by Seller;
         (ii) All patent rights, including but not limited to Freecaller, including any owned by Assignor
         (iii) all trademark and/or servicemark rights, including but not limited to Freecaller, including any owned by Assignor;
         (iv) all of Seller's Proprietary Information, including all intellectual and intangible property, including any owned by Assignor ;
         (v) All domain names, including, but not limited to, freecaller.com, freetalker.com, freecaller.net, and freecallermedia.com and including any owned by Assignor;
         (vi) The right, at Buyer's option to use the name Freecaller Communications Corporation, and Assignor agrees that, if requested, it will take any and all action necessary and proper to change its corporate name and allow Buyer or its assignee the right to use said name.

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     (b) The Seller shall use its best efforts to obtain all consents of third parties as are necessary for the assignment of the Transferred Assets. To the extent that any of the Transferred Assets are not assignable by the terms thereof or consents to the assignment thereof cannot be obtained as provided herein, the Transferred Assets shall be held by the Seller and all benefits and obligations derived thereunder shall be for the account of the Buyer; provided, that where entitlement of the Buyer to those Transferred Assets hereunder is not recognized by any third party shall, at the request of the Buyer, enforce in a reasonable manner as directed by the Buyer, at the cost of and for the account of the Buyer, any and all rights of the Seller against that third party.

2.2 EXCLUDED ASSETS. Notwithstanding anything in Section 2.1(a) to the contrary, the Transferred Assets shall not include those assets of the Seller listed or described on Exhibit A attached hereto (collectively, the "Excluded Assets").

2.3 CLOSING. Subject to the conditions set forth in this Agreement, the closing shall take place at the offices of ENET, at 1250 Wood Branch Park Drive, Houston, Texas at 10:00 a.m. on October 29,1999, or at any other time, date and place as the parties hereto shall mutually agree upon in writing (the "Closing Date"). Failure to consummate the transactions contemplated hereby on that date shall not result in a termination of this Agreement or relieve any party hereto of any obligation hereunder. Title to, ownership of, control over and risk of loss of the Transferred Assets shall pass to the Buyer at 5:00p.m., Houston, Texas time on the Closing Date.

2.4  TRANSFER DOCUMENTS.  At the Closing:

     (a) The Parties to this agreement (the "Parties") shall:

         (i) execute, acknowledge and deliver to the Buyer all deeds, bills of sale, endorsements, assignments, and other good and sufficient instruments of conveyance, sale, transfer and assignment and with all required documentary and revenue stamps of applicable Governmental Entities affixed, as shall be required to vest effectively in the Buyer good and marketable title in and to the Transferred Assets, free and clear of all Liens;
         (ii) deliver to the Buyer possession of all of the Transferred Assets and all of the documents and other information required to be delivered pursuant to Section 5.2(a).
         (iii) deliver to the Buyer all documents required to be delivered hereunder, including the Assignments attached as Exhibits H, I, J and K.
         (iv) deliver to Buyer and its affiliates releases from Todd Fisch, Kirsten Fisch, Richard Sablon, any Affiliates, related parties, related or affiliated companies or any other entities or persons associated and/or affiliated with any of said persons or entities to ENET and Buyer, Affiliates or related entities from any and all liability to said individuals or entities in connection with any consulting or other agreement between said parties. Notwithstanding the foregoing the consulting agreement between Richard Sablon and/or First Canyon Limited effective as of April 15, 1999 shall be and remain in full force and effect according to its terms.
         (v) Deliver to Buyer the non-competition agreements on the terms as, and from the persons referenced in 5.10 hereof as reflected in Exhibit E attached hereto.
         (vi) Deliver to Buyer such indemnification by Seller to assure that Buyer, including its parent, affiliates and/or subsidiaries has no liability or responsibility whatsoever in connection with said office from and after November 1, 1999. Buyer agrees to remove all of its property from said Miami office on or before November 1, 1999. In the event the premises

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                are subleased, Seller agrees to use its best efforts to obtain indemnification of the Buyer to assure that Buyer, including its parent, affiliates and/or subsidiaries has no liability or responsibility whatsoever in connection with said office from and after November 1, 1999.
         (vii) Buyer and Seller, and their respective officers, directors, shareholders, affiliates, and all other persons related to or connected with any of the foregoing corporations will execute and deliver to the other full and complete releases and indemnifications from and against any and all claims any of them may have against the other, including any parent, subsidiaries and affiliates of said three corporations, including but not limited to any claims arising out of Buyer's advancement of funds or tangible property to Seller.
         (viii) Buyer shall deliver to Seller the agreement of ENET to the filing of an S-3 Registration Statement within 180 days of the Closing Date in the form attached as Exhibit F.
         (ix) Assignor shall execute and deliver to Buyer the assignment attached as Exhibit D, together with any and all other documents necessary and proper to comply with its undertakings hereunder as requested by Buyer.
         (x) Buyer shall deliver to Seller the Cash Consideration, and the Shares of Common Stock.

     (b) The Buyer shall execute and deliver to the Seller all documents required to be delivered hereunder.

2.5 PURCHASE PRICE FOR THE ASSETS. In consideration of the transfer to the Buyer of the Transferred Assets and the non-compete agreements in Section 5.10, at the closing the Buyer shall (a) deliver (i) the Cash Consideration and the Shares of Common Stock, or at Seller's option copies of letters to ENET's transfer agent requesting issuance of the Common Stock to the Seller, (ii) assume the payment obligations of the Seller with respect to those Trade Payables and Accrued Liabilities listed and scheduled on Exhibit B attached hereto and payable by Buyer on or before November 15, 1999 plus pay rent on the office at Suite 262, 11900 Biscayne Blvd., Miami, Florida (the "Miami Office") through October 31, 1999 and final telephone bills relating to the Miami office through September 30, 1999 (collectively, the "Assumed Liabilities"). In addition, Seller shall receive the Additional Consideration of a release from any obligation to USC Telecom, Inc. regarding phone bills and shall be assigned any and all rights of Buyer as the Responsible Organization in connection with the following telephone numbers: 877-550-1600, 877-550-1800, 877-550-2600, 877-
550-2800.

2.6 LIABILITIES NOT ASSUMED BY THE BUYER. Except for the Assumed Liabilities, the Seller shall pay and discharge in the due course all of their liabilities, debts and obligations relating to the Transferred Assets, whether known or unknown, now existing or hereafter arising, contingent or liquidated, including any tax liabilities of Seller, including those pertaining to the Transferred Assets or the Business for periods prior to the Closing Date, any Debt Obligations and the liabilities and obligations set forth in clauses (a) through
(d) below (collectively, the "Retained Liabilities").   Without limiting the
generality of the foregoing, the Retained Liabilities shall include the following:

     (a) any liability or obligation of the Seller arising out of or in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, whether or not the transactions are consummated, including tax liability so arising.

     (b) any liability or obligation for any and all Taxes of, or pertaining or attributable to, (i) the Seller or (ii) the Transferred Assets for any period or portion thereof that ends on or before the Closing Date;

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     (c) any liability (other than with respect to the Assumed Liabilities) to which any of the parties may become subject as a result of the fact that the transactions contemplated by this Agreement are being effected without compliance with the bulk sales provisions of the Uniform Commercial Code as in effect in any state or any similar statute as enacted in any jurisdiction; and

     (d) all other liabilities and obligations arising prior to the Closing and related to the conduct or operation of the Transferred Assets or the Business on or prior to the Closing Date, including the Pre-Closing Obligations.

2.7  TRANSFER TAXES; RECORDING FEES.

     (a) The Buyer and the Seller acknowledge and agree that the Purchase Price includes any and all sales, use, transfer or other similar Taxes imposed as a result of the consummation of the transactions contemplated by this Agreement. The Seller hereby agrees to indemnify the Buyer against, and agrees to protect, save and hold the Buyer harmless from, any loss, liability, obligation or claim (whether or not ultimately successful) for sales, use, transfer or other similar Taxes imposed as a result of the consummation of the transactions contemplated by this Agreement.

     (b) The Seller shall pay any and all recording, filing or other fees relating to the conveyance or transfer of the Transferred Assets from the Seller to the Buyer.

                                   ARTICLE 3
                         REPRESENTATION AND WARRANTIES
                                 OF THE SELLER

Except as otherwise set forth in the section of the Disclosure Schedule that corresponds to the relevant representation or warranty, the Seller, represents and warrants to the Buyer as follows in this Article 3:

3.1  CORPORATE MATTERS.

     (a) The Seller and Assignor are corporations duly organized, validly existing and in good standing under the laws of the State of Florida. Assignor is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Both have all requisite power and authority under all applicable Laws, ordinance and orders of Governmental Entities to own, operate and lease its properties and assets and to carry on its Business in the manner currently conducted, except where the failure to have that power and authority would not have a Material Adverse Effect. Both are licensed or qualified to transact business as a foreign corporation and are in good standing in the jurisdictions in which they conduct business, and there is no other jurisdiction in which the nature and extent of the Seller's and Assignor's business or the character of its assets make qualification necessary, except where the failure to have so qualified would not have a Material Adverse Effect. The Seller and Assignor have all requisite corporate authority to enter into this Agreement and to perform their obligations under this Agreement.

3.2  VALIDITY OF AGREEMENT AND CONFLICT WITH OTHER INSTRUMENTS.

     (a) This agreement, and the transactions contemplated hereby, have been duly authorized and approved by all necessary action on the part of the Seller, including the approval of the directors of the Seller. This Agreement has been duly executed and delivered by the Seller and is a legal, valid and binding, obligation of the Seller enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

     (b) The execution, delivery and performance of this Agreement and other agreements and documents to be, and the compliance with the provisions hereof or thereof, by the Seller will not, with or without the passage of time or the giving of notice or both

         (i) conflict with, constitute a breach, violation or termination of any provision of, or give rise to any right of termination, cancellation or acceleration, or loss of any right or benefit or both, under, any of the Entitlements or Contracts and other agreements relating to the business of Seller,
         (ii) conflict with or violate the articles of incorporation or bylaws of the Seller,
         (iii) give rise to any preferential or other right of any third party to purchase any material assets of the Transferred Assets.
         (iv)  result in acceleration of, or increase in, any amounts due with respect to the Assumed Liabilities.
         (v) result in the creation or imposition of any Lien on any of the Transferred Assets, or
         (vi) violate any law, statute, ordinance, regulation, judgement, writ, injunction, rule, decree, order or any restriction of any kind or character applicable to the Transferred Assets, the Seller or any of their respective properties or assets relating to the business of Seller.

other than conflicts, breaches, violations, terminations, cancellations, accelerations, increases, creations or impositions that would not materially and adversely affect the ability of the Seller to consummate the transactions contemplated by this Agreement.

     (c) Attached as Exhibit C are true, correct and complete copies of the resolutions adopted by the board of directors of the Seller approving this Agreement and the transactions contemplated hereby. Those resolutions were adopted at meetings duly called and convened at which quorums were present and acting throughout or by written consents executed in accordance with the respective bylaws of the Seller and the Florida Business Corporation Act. Those resolutions are in full force and effect without amendment or modification.

3.3  APPROVALS, LICENSES AND AUTHORIZATIONS.

     (a) No order, license, consent, waiver, permit, authorization or approval of, or exemption by, or the giving of notice to, or the qualification, registration with, or the taking of any other action in respect of, any Person not a party to this Agreement including any Governmental Entity, and no filing, recording, publication or registration in any public office or any other place is now, or under existing law in the future will be, necessary on behalf of the Seller to authorize their execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including assignment of the Transferred Assets), or to effect the legality, validity, binding effect or enforceability hereof.

     (b) All material licenses, permits, concessions, warrants, franchises and other governmental authorizations and approvals of all Governmental Entities required or necessary for the Seller to carry on the Business in the places and in the manner currently conducted have been duly obtained and are in full force. No material violations are in existence or have been recorded with respect to the Permits, and no proceeding is pending or, to the knowledge of the Seller, threatened with respect to the revocation or limitation of any of the Permits. Except as set forth in Section 3.3(b) of the Disclosure Schedule, the Seller have complied with all Laws applicable to the Business, and all rules, regulations and orders respecting the provision of services by the Seller, except for violations that would not have a Material Adverse Effect.

3.4  TITLE TO AND CONDITION OF PROPERTIES.

     (a) Seller owns no real property.

     (b) The Seller has a good and marketable title to the Equipment identified as being owned by it free and clear of all liens.

     (c) The Seller has valid title to all Inventories identified as being owned by Seller free and clear of all Liens.

     (d) The Seller owns the Accounts Receivable identified as being owned by Seller free and clear of all Liens. All of the Accounts Receivable are collectible in the ordinary course of business in accordance with past practice (but in no event more than 120 days from the due date) and will not be subject to any offset or other defenses to the payment thereof.

     (e) The Seller owns, or possesses adequate licenses or other rights to use, all rights to the Proprietary Rights identified as patents, patent applications, trademarks and service mark registrations and applications therefor included in the Proprietary Rights have been duly registered or filed with the United States Patent and Trademark office or, to the extent registered or applied for in other countries, the corresponding offices of those other countries, and the registrations have been properly maintained and renewed in accordance with all applicable Laws. Buyer acknowledges that Seller has advised Buyer regarding the administrative abandonment of the Freecaller service mark on September 23, 1999. There are no adverse claims or demands of any Person pending, or to the knowledge of the Seller, threatened that pertain to any of the Proprietary Information and no potential claims from any Persons for infringement of patents, trademarks or copyrights used in connection with the Transferred Assets. The Proprietary Information constitutes proprietary rights sufficient to allow the Buyer to continue to operate the Transferred Assets in Business as conducted prior to the Closing Date, and there are no other proprietary rights of any kind or nature owned or used by the Seller (or any of their Affiliates or divisions) that are necessary in connection with the operation of the Business and that are not included in the Proprietary Information. Except as set forth in
Section 3.4(e) of the Disclosure Schedule, the operation of the Business utilizing the Transferred Assets has not and does not violate or infringe any trade secrets or confidential information, United States or foreign copyrights, trademarks, service marks, or similar rights and, to the knowledge of the Seller, any United States of foreign patents, patent applications, utility models, design registrations, or the like. Except as reflected in Section 3.4(e) of the Disclosure Schedule, no employees or agents of the Seller has entered into any agreement relating to the business of Seller regarding know-how, trade secrets, cession, delegation or assignment of any rights or inventions or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any person other than the Seller. All licenses are in full force and effect, there has not been any material default in any obligation to be performed by the Seller thereunder, the Seller have not waived or released any material right thereunder, and except as noted in Sections 3.10 and 3.4(e), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will constitute a breach or default of, violate, or give rise to a right to cancel or terminate any of such licenses.

3.5  CONTRACTS AND COMMITMENTS.

     (a) None of the Transferred Assets is subject to or bound by:

         (i) any agreement, contract or commitment requiring the expenditure or series of related expenditures of funds in excess of US $1,000.00 (other than purchase orders in the ordinary course of business for goods necessary for the Seller to complete then existing contracts or sales orders), or expenditure in connection with preserving or establishing Proprietary Rights;

         (ii) any agreement, contract or commitment requiring the payment for goods or services are actually provided or the provision of goods or services at a price less than the Seller' cost of producing the goods or providing the services;

         (iii) any loan or advance to, or investment in, any Person or any agreement, contract, commitment or understanding relating to the making of any loan, advance or investment;

         (iv)   any Debt Obligations;

         (v) any management service, employment, consulting or other similar type contract or agreement;

         (vi) any agreement, contract or commitment that would limit the freedom of the Buyer or any Affiliate of the Buyer following the Closing Date to engage in any line of business, own, operate, sell, transfer, pledge or otherwise dispose of or encumber any of the Transferred Assets or to compete with any Person or to engage in any business or activity in any geographic area;

         (vii) any agreement, lease, contract or commitment or series of related agreements, leases or commitments not entered into in the ordinary course of business or, except for agreements to purchase or sell goods and services entered into in the ordinary course of business of the Seller, not cancelable by the Seller without penalty to the Seller within 30 days;

         (viii) any agreement or contract obligating the Seller or that would obligate or require any subsequent owner of any of the Transferred Assets to provide for indemnification or contribution with respect to any matter;

         (ix) any sales, distributorship or similar agreement relating to the products sold or service provided by the Seller;

         (x) any license, royalty or similar agreement; other than the Software Royalty Agreement with Ricardo Sablon dated August 27, 1998, a true copy of which is attached as Exhibit G, which Agreement is being assigned to Buyer, and Seller and Assignor represent and warrant that said agreement is in full force and effect and that there are no defaults or notices of default or terminations pending;

         (xi) any other agreement, contract or commitment that might reasonably be expected to have a Material Adverse Effect; or

         (xii) any agreement pursuant to which consequential or special damages payable by a Seller have not been waived.

     (b) The Seller is not in breach of any provision of, or in default (nor does the Seller have knowledge of any event or circumstance that with notice, or lapse of time or both, would constitute a default) under, the terms of any Contracts and Other Agreements that constitute a part of the Transferred Assets, except for breaches of defaults that would not have a Material Adverse Effect. All of the Contracts and Other Agreements that constitute a part of the Transferred Assets are in full force and effect. The Seller is not aware of any pending or threatened disputes with respect to any of the Contracts and Other Agreements that constitute part of the Transferred Assets.

     (c) The enforceability of the Contracts and Other Agreements that constitute a part of the Transferred Assets will not be affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and none of the Contracts and Other Agreements that constitute a part of the Transferred Assets requires the receipt of a consent or waiver of any Person or Governmental Entity prior to the sale, assignment, transfer, conveyance or delivery thereof pursuant to this Agreement.

3.6 CONDITION OF ASSETS. The Inventories and Equipment and all other plant, property and equipment included in the Transferred Assets or used in the Business are in good operating condition, repair and working order and free of any known defects. Seller has not deferred any regularly scheduled maintenance procedure for any Individual Transferred Asset that could cost in excess of US $1,000.00.

3.7  WARRANTIES AND PRODUCT LIABILITY.

     (a) Except for (i) warranties implied by law, the Seller has not given or made any warranties in connection with the sale of goods or services on or prior to the Closing Date, including warranties covering the customer's consequential damages. The Seller is not aware of any facts or the occurrence of any event forming the basis of any present claim against any of the Seller with respect to warranties relating to products manufactured, sold or distributed by or on behalf of the Seller on or prior to the Closing Date.

     (b) To the knowledge of the Seller, there is no state of facts or any event forming the basis of any present claim against the Seller not fully covered by insurance, except for deductibles and self-insurance retentions, for personal injury or property damage alleged to be caused by products shipped or services rendered by or on behalf of the Seller.

3.8 COMPLIANCE WITH THE LAWS. The Seller has complied in all material respects with all laws applicable to its business and operations of the Transferred Assets.

3.9 FINDER'S FEES. The Seller has not employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions with respect to the sale by the Seller of any of the Transferred Assets or with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay a fee or commission.

3.10 ABSENCE OF CERTAIN PAYMENTS. The Seller has not, and to the knowledge of the Seller, no Affiliate, officer, director, agent, employee of, or other person associated with or acting on behalf of the Seller has, within the five years immediately preceding the date of this Agreement used any funds of the Seller for unlawful contributions or gifts to, or entertainment of government officials or other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to government officials or employees or officers of customers from funds of the Seller, or established or maintained any unlawful or unrecorded funds.

3.11 ABSENCE OF CERTAIN PROHIBITED ACTIVITIES. The Seller has not conducted the business or operations of the Transferred Assets, or made any sales in connection therewith, including sales into Cuba, Iraq, Iran, Libya, North Korea or Sudan, in any manner that would violate any applicable Law relating to embargoes or antiboycott matters.

3.12 NO MATERIAL MISSTATEMENTS OR OMISSIONS. This Agreement, including the Schedules and Disclosure Schedule, does not contain any untrue statement of a material fact or omit to state any material fact necessary to make all of the statements herein not false or misleading.

3.13 SECURITIES LAW MATTERS.

     (a) The Seller recognizes and understands that the Shares of Common Stock to be issued to the Seller as provided in this Agreement (the "Securities") will not be registered under the Securities Act, or under the securities laws of any state (the "securities laws"). The securities are not being so registered in reliance upon exemptions from registration under the Securities Act and the securities laws which are predicated, in part, on the representations, warranties and agreements of the Seller contained within. Equalnet Communications Corp. has agreed to file an S-3 Registration Statement, including the Common Stock herein within 180 days after closing, which agreement shall be delivered to Seller by Buyer at closing.

     (b) The Seller represents and warrants that (i) it has knowledge and experience in business, finance, securities and investments, such experience being based on actual participation therein, (ii) it is capable of evaluating the merits and risks of an investment in the Shares and the suitability thereof as an investment therefor, (iii) it is an experienced and sophisticated investor in investments, including investments similar to that of the Shares, (iv) the Shares to be acquired by it in connection with the sale of the Transferred Assets will be acquired solely for investment and not with a view toward resale or redistribution in violation of the securities laws, (v) its jurisdiction of incorporation (in the case of the Seller) (vi) in connection with the transactions contemplated hereby, no assurances have been made concerning the future results of ENET or as to the value of the Common Stock, (vii) it has made investments of a nature similar to the Shares, and, by reason of such investments, and its business and financial experience, has acquired the capacity to protect its interest in investments similar to that of the Shares and (viii) it is an "accredited investor" within the meaning of Regulation D promulgated by the Commission pursuant to the Securities Act. Seller understands that ENET is not under any obligation to file a registration statement or to take any other action under the securities laws with respect to any such securities, except as set forth in Section 3.13(a) above.

     (c) The Seller has consulted with its own counsel in regard to the securities laws and is fully aware (i) of the circumstances under which it is required to hold the securities, (ii) of the limitations on the transfer or disposition of the securities, (iii) that the securities must be held indefinitely unless the transfer thereof is registered under the securities laws or an exemption from registration is available and (iv) that no exemption from registration is likely to become available for at least one year from the date of acquisition of the securities. Seller has been advised by its counsel as to the provisions of Rules 144 and 145 as promulgated by the Commission under the Securities Act and has been advised of the applicable limitations thereof. Seller acknowledges that the Buyer is relying upon the truth and accuracy of the representations and warranties in this Section 3.13 by the Seller in consummating the transactions contemplated by this Agreement without registering the securities under the securities laws.

     (d) The Seller has been furnished with (i) the Annual Report on Form 10-K of ENET, filed with the Securities Exchange Commission under the Exchange Act, for all fiscal years as requested by Seller(the "Annual Report") and (ii) the quarterly reports on Form 10-Q of ENET, as filed with the Securities Exchange Commission under the Exchange Act, for all quarterly periods as requested by Seller (the "Quarterly Reports"). (iii) all correspondence from Nasdaq Stock Market concerning the potential removal of ENET common stock from trading on either the Nasdaq National Market or the Nasdaq Small Cap Market if requested by Seller. Seller has been furnished with the complete financial statements of ENET for the fiscal years ended June 30, 1996, 1997 and 1998. Seller has been furnished with a summary description of the terms of the Common Stock, and the Buyer has made available to the Seller the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain any additional information which they possess or reasonably acquire for the purpose of verifying the accuracy of information furnished to the Seller as set forth herein or for the purpose of considering the transactions contemplated hereby. ENET has offered to make available to the Seller upon request at any time all exhibits filed by ENET with the Commission as part of any of the reports filed therewith.

     (e) The Seller agrees the certificates representing the Shares to be acquired hereunder will be imprinted with the following legend, the terms of which are specifically agreed to:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED FOR THE PRIVATE INVESTMENT OF THE HOLDER THEREOF, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNTIL EITHER (i) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAW SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION AND ITS COUNSEL THAT REGISTRATION UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED OFFER, SALE OR TRANSFER.

Seller understands and agrees appropriate stop transfer notations will be placed in the records of ENET and with its transfer agents in respect of the securities which are to be issued to the Seller hereunder.

                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Seller as follows:

4.1 CORPORATE MATTERS. The Buyer is a corporation duly incorporated and validly existing under the laws of the State of Delaware. The Buyer has all requisite power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement and all transactions contemplated hereby, have been duly approved by all necessary action on the part of the Buyer. No further corporate action is necessary on the part of the Buyer to execute and deliver this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of ENET and the Buyer and is a legal, valid and binding obligation of each of them, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditor's rights generally and by legal and equitable limitations on the availability of specific remedies.

4.2 APPROVALS AND AUTHORIZATIONS. No order, license, consent, waiver, authorization or approval of, or exemption by, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any Person not a party to this Agreement, including any Governmental Entity, and no filing, recording, publication, or registration in any public office or any other place is now, or under existing law in the future will be, necessary on behalf of the Buyer to authorize its execution, delivery and performance of this Agreement or any other agreement contemplated hereby to be executed and delivered by the Buyer or ENET for the consummation of the transactions contemplated hereby or thereby, or to effect the legality, validity, binding effect or enforceability thereof.

4.3 FINDER'S FEES. The Buyer has not employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions, with respect to the sale of the Transferred Assets or with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay a fee or commission.

4.4 COMPLIANCE WITH SECURITIES LAWS. The most recent Annual Report, as of the date of filing thereof with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the regulations promulgated thereunder, and did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                                   ARTICLE 5

                             ADDITIONAL AGREEMENTS

5.1 ACCESS TO INFORMATION. Until the Closing, the Seller will furnish the Buyer and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives with all financial, operating and other data and information concerning the Transferred Assets, commitments and properties of the Seller as the Buyer reasonably shall request from time to time and will afford the Buyer and its respective employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives access and will be given the opportunity to ask questions of, and receive answers from, representatives of the Seller with respect to the Contracts and other Agreements, the Transferred Assets and the other properties of the Seller. No investigations by the Buyer or their respective employees, representatives or agents shall reduce or otherwise affect the obligation or liability of the Seller with respect to any representations, warranties, covenants or agreements made in this Agreement or in any Exhibit, Schedule or other certificate, instrument, agreement or document, including the Disclosure Schedule, executed and delivered in connection with this Agreement. The Seller will cooperate with the Buyer and its employees, officers, accountants, attorneys, agents and other authorized representatives in the preparation of any documents or other materials that may be required by any Governmental Entity.

5.2  DELIVERY OF CORPORATE DOCUMENTS; RETENTION OF RECORDS.

     (a) The Seller shall deliver to the Buyer all documents and other written information relating to the Transferred Assets, the Assumed Liabilities and the current operations of the Transferred Assets, including all files relating to the Accounts Receivable and the Trade Payables, computer disks, reflecting any books or records, documents or other papers, or other information or data relating to the operation of the Business but are entitled to retain the historical books and records relating to the Business to the extent those books and records are not necessary for the ongoing operations of the Business by the Buyer.

     (b) In the event and for so long as any party is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand asserted by a third party (including any Governmental Entity) in connection with (i) any transaction contemplated by this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Transferred Assets, the other party will to the extent reasonably practical cooperate with the contesting or defending party and its counsel in the contest or defense, and provide testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (except to the extent the contesting or defending party is entitled to indemnification therefor under Article 8); provided, that nothing herein requires any party to retain any books and records other than in the ordinary course of business; provided further, any party, before destroying any historical books and records that relate in whole or in part to the Transferred Assets, shall give the other party reasonable notice of its intention to destroy those books and records and an opportunity to make copies thereof at the sole expense of the party destroying those copies. In addition, the Buyer agrees to provide the Seller with reasonable access to any books and records included in the Transferred Assets as may be necessary for the preparation of any Tax returns or financial statements. Notwithstanding the foregoing, information as to which the contesting or defending party may reasonably assert would waive a privilege need not be disclosed.

5.3 FURTHER ASSURANCES. The Seller and Assignor shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, to the Buyer all bills of sale, assignments and other instruments of transfer, assignment and conveyance, in form and substance satisfactory to counsel for the Buyer, as shall be necessary to vest in the Buyer all right, title and interest in and to the Transferred Assets free and clear of all Liens (except Permitted Liens) and shall use commercially reasonable efforts to cause to be taken any other action as the Buyer reasonably may required to more effectively implement and carry into effect the transactions contemplated by this Agreement. Seller and Assignor shall take all steps necessary to fully dissolve Assignor's corporate existence.

5.4 CONTINUITY OF BUSINESS. From the date of this Agreement up to the Closing Date, the Seller shall use commercially reasonable efforts to (a) keep the Seller's business organization intact, (b) carry on its Business in the usual, regular and ordinary manner with a view to maintaining the goodwill that the Seller currently enjoys, (c) perform all obligations under the Entitlements and the Contracts and Other Agreements, (d) keep in full force and effect all present insurance policies or other comparable insurance coverage, relating to or affecting the Transferred Assets and Assumed Liabilities, (e) use commercially reasonable efforts to maintain the Transferred Assets in a state of repair, order and condition consistent with the Seller' usual practice (f) maintain the Inventories at a level consistent with the Seller's usual practice,
(g) maintain their books of accounts and records relating to the Business in the usual, regular and ordinary manner, (h) comply with all Laws applicable to the use, ownership and possession of the Transferred Assets and the management and operation of the Business so as not to cause a Material Adverse Effect, (i) other than Permitted Liens, not create a Lien on any of the Transferred Assets or permit there to be created or exist any Liens thereon that would not be released upon the transfer of the Transferred Assets to the Buyer pursuant to this Agreement, (j) take any further actions as the Buyer reasonably may request to preserve and maintain the Transferred Assets or the Assumed Liabilities and
(k) promptly notify the Buyer in writing if the Seller becomes aware of any change that shall have occurred with respect to the Transferred Assets or the Business that would reasonably be expected to have a Material Adverse Effect whether or not occurring in the ordinary course of business.

5.5 INFORMATION. During the period from the date of this Agreement to the Closing Date, the Buyer and the Seller will promptly inform the other in writing of any claim, action or any proceeding commenced against the other party with respect to the transactions contemplated by this Agreement or any of the Transferred Assets.

5.6  COMPLIANCE.

     (a) The Seller shall use commercially reasonable efforts to:

         (i) cause all of the obligations imposed upon it in this Agreement to be duly complied with, and all conditions precedent to those obligations to be satisfied; and

         (ii) obtain any and all consents, waivers, amendments, modifications, approvals, authorizations, notations and licenses necessary to the consummation of the transactions contemplated by this Agreement.

     (b) The Seller shall cause all Liens on the Transferred Assets to be released as of the Closing Date.

5.7  COOPERATION AFTER CLOSING.

     (a) In the event Buyer should discover that Seller did not or does not have title to the Transferred Assets, the Seller shall cooperate with Buyer after the Closing hereunder in clearing the title to any of the Transferred Assets if the Seller's title to any of the property, as the case may be, as of the Closing Date, shall be defective, not marketable or nonassignable. In this connection, the Seller shall take all commercially reasonable action, including the furnishing of documents and evidences of title and assistance in the preparation and trial of any necessary litigation, to clear title to that property, all of which shall be at the expense of the Seller.

(b) For the greater of eight years from the Closing Date and any period as may be required by any statute, regulation or Governmental Entity or any then pending litigation, the Buyer shall permit the Seller and their representative reasonable access to the business records and files of the Seller that are transferred to the Buyer in connection herewith in anticipation of, or preparation for, existing or future litigation or any Tax audit in which any of the Seller or any of their Affiliates is involved and which is related to the Transferred Assets, during regular business hours and upon reasonable notice at the Buyer's principal place of business or at any location where the records are stored; provided, however, that
     (i) any access shall be had or done in a manner so as not to interfere with the normal conduct of the Business, (ii) the Buyer shall not be required to provide access to any confidential record or records, the disclosure of which would violate any governmental statute or regulation or applicable confidentiality agreement with any Person, and (iii) the Buyer shall not be required to provide access to any confidential record or records, the disclosure of which would cause the Buyer or any of their Affiliates to waive any attorney-client privilege or attorney work product privilege, it being understood and agreed that the records delivered by the Seller to the Buyer shall not be deemed to be restricted from the Seller pursuant to either clause (ii) or (iii) above.

(c) For the greater of eight years from the Closing Date and any period as may be required by any statute, regulation or Governmental Entity or any then pending litigation, the Seller shall permit the Buyer and their representatives reasonable access to the general business records and files of the Seller in anticipation of, or preparation for, existing or future litigation or any Tax audit in which any of the Buyer or any of their Affiliates is involved and which is related to the Business or the Transferred Assets, during regular business hours and upon reasonable notice at the Seller' principal places of business or at any location where the records are stored; provided, however, that (i) any access shall be had or done in a manner so as not to interfere with the normal conduct of the Seller' business, (ii) the Seller shall not be required to provide access to any confidential record or records, the disclosure of which would violate any governmental statute or regulation or applicable confidentiality agreement with any Person, and (iii) the Seller shall not be required to provide access to any confidential record or records, the disclosure of which would cause the Seller or any of their Affiliates to waive an attorney-client privilege or attorney work product privilege.

5.8  NONDISCLOSURE OF PROPRIETARY INFORMATION.

(a) From and after the Closing Date, the Seller and its Affiliates shall hold in confidence and will not directly or indirectly at any time reveal, report, publish, disclose or transfer to any Person other than the Buyer any of the Proprietary Information that is not generally known to the public or utilize any of the Proprietary Information for any purpose. Notwithstanding the foregoing, the Seller and its Affiliates may disclose information that is (i) required to be disclosed by applicable tax or securities Laws to the extent, and only to the extent, those Laws require the disclosure and the general text of the disclosure and the Buyer consents to the disclosure, which consent shall not be withheld or delayed unreasonably, and (ii) required to be disclosed by final order of a court of competent jurisdiction; provided, that, if Seller or its Affiliate is served or threatened with litigation that would require the Seller or the Affiliate to disclose that information, the Seller or that Affiliate shall tender the Buyer the opportunity to defend, at their cost, against the disclosure.

     (b) The Seller acknowledges that all documents and objects containing or reflecting any Proprietary Information, whether developed by the Seller or by someone else for it or any of their Affiliates, will after the Closing Date become the exclusive property of the Buyer and be delivered to the Buyer.

     (c) Because of the unique nature of the Proprietary Information, the Seller understands and agrees that the breach or anticipated breach of the obligations of them or their Affiliates under this Section 5.8 will result in immediate and irreparable harm and injury to the Buyer and its Affiliates, for which they will not have an adequate remedy at law, and that the Buyer and its Affiliates and their successors and assigns shall be entitled to relief in equity to enjoin the breach or anticipated breach and to seek any and all other legal and equitable remedies to which they may be entitled, without the necessity of posting bond or other security therefor.

5.9 WARRANTY CLAIMS. With respect to any claims made pursuant to warranties to third Persons in connection with products manufactured, sold or distributed or services provided by the Seller prior to the Closing Date that relate to the Transferred Assets and that are covered by valid and existing warranties of the Seller, the Buyer agrees to assume and pay for any claims to the extent, but
only to the extent, that the claims are reflected on Exhibit B.   Any claims in
excess of that amount shall remain part of the Retained Liabilities. The Buyer agrees to provide the necessary services to satisfy any claims made pursuant to warranties of third Persons in connection with products manufactured, sold or distributed or services provided by the Seller prior to the Closing Date that relate to the Business and that are covered by valid and existing warranties of the Seller at a price equal to the Buyer's variable out-of-pocket costs. The foregoing limitations, however, shall not be deemed in any way to limit the right of the Buyer to seek indemnification from the Seller for any Buyer Losses in connection with products manufactured, sold or distributed or services provided by the Seller prior to the Closing Date to the extent the Buyer incurs a monetary liability to any third Person with respect to those matters or obligated to take any action other than that expressly covered by this Section 5.9.

5.10 COVENANT NOT TO COMPETE.

     (a) The Seller and its officers, directors and shareholders, as shown on Exhibit E agree to execute the non-competition agreements in Exhibit E and severally agree that, effective as of the Closing Date and for a period of two years thereafter, no member of the Selling Group or any of their respective current and future Affiliates shall, without written consent of the Buyer, directly or indirectly, alone or with others, conduct, participate in, invest in or engage in any business in the Continental United States that sells and/or markets advertiser sponsored telecommunications service; provided, that it shall not be a breach of this Section 5.10 if

         (i) a member of the Selling Group were to purchase an equity interest in a business that competes with the Business and that equity interest comprises securities that are publicly traded and that represent in the aggregate, together with any other securities purchased or held by the member, less than five percent of the total equity interest in the competitive business; or

         (ii) a member of the Selling Group purchases a debt security of a business that competes with the Business and the class of debt securities is publicly traded;

in the case of clauses (i) and (ii), so long as the member does not appoint, cause the appointment of or become a director, officer other form of decision or policy maker of the competitive business.

     (b) Each member of the Selling Group acknowledges that this covenant not to compete is being provided as an inducement to the Buyer to acquire the Transferred Assets and that this Section 5.10 contains reasonable limitations as to time, geographical area and scope of activity to be restrained and does not impose a greater restraint than is reasonably necessary to protect the goodwill, technology or other business interests of the Buyer.

     (c) In addition to the restrictions set forth in paragraph (a) of this
Section 5.10, each member of the Selling Group agrees that, effective as of the Closing Date and for a period of two years thereafter, no member of the Selling Group or any of their respective current or future Affiliates shall, either directly or indirectly, (i) make known to any person, firm or corporation that is engaged in the business of advertiser sponsored telecommunications, the names and addresses of any of the customers or agents of the Buyer or any of the Buyer's Affiliates or any other information pertaining to such persons, (ii) call on, solicit or sell to, or attempt to call on, solicit or sell to, any of the customers or agents of the Buyer relative to advertiser sponsored telecommunications whether for that member of the Selling Group or for any other person, firm or corporation within any jurisdiction in which the Buyer or any of their Affiliates is conducting or has conducted the Business, except as otherwise permitted in Section 5.10.

     (d) Each member of the Selling Group further acknowledges that a remedy at law for any breach or attempted breach of this Section 5.10 will be inadequate and further agrees that any breach of this Section 5.10 will result in irreparable harm to the Business; and the member covenants and agrees that neither it nor any of its Affiliates will oppose any demand for specific performance and injunctive and other equitable relief in the case of any breach or attempted breach. Notwithstanding anything in this Agreement to the contrary, the Buyer may seek enforcement of this covenant not to compete through judicial process without the necessity of posting bond or other security and without the necessity of complying with the provisions of Article 11 regarding resolution of disputes, which shall not apply to this Section 5.10.

     (e) Whenever possible, each provision of this Section 5.10 shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Section 5.10 shall be prohibited or invalid under applicable law, the provision shall be ineffective to the extent of the prohibition of invalidity, without invalidating the remaining provisions of this
Section 5.10. If any provision of this Section 5.10 shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, the judgment shall not affect, impair or invalidate the remainder of this
Section 5.10. but shall be confined in its operation to the provision of Section
5.10 directly involved in the controversy in which the judgment shall have been rendered. If the provisions of this Section 5.10 should ever be deemed to exceed the time or geographic limitations permitted by applicable Laws, the provision shall be reformed to the maximum time or geographic limitations permitted by applicable Law.

5.11 CONTINUATION OF BUSINESS. Nothing in this Agreement, in any Schedule hereto or in any agreement, instrument or other document executed or delivered in connection with this Agreement shall require the Buyer to continue its businesses or operations or to manage and operate the Business with any duty or standard of care to the Seller. The Seller acknowledges and agrees that the Buyer in its sole discretion may continue, manage, modify or discontinue it's operations, liquidate or otherwise change or cease it's operations.

5.12 USE OF NAMES. All uses of the names utilized by Seller and Assignor in connection with the Transferred Assets and the Freecaller business are being transferred to the Buyer hereunder as part of the Transferred Assets. The Seller and Assignor agree that neither will take any action that reasonably could be expected to affect adversely the Buyer's right to those names or cause confusion with respect to the Buyer's use of those names.

                                   ARTICLE 6

                               BUYER CONDITIONS

     The obligations of the Buyer to purchase the Transferred Assets and to assume the Assumed Liabilities as contemplated hereby is, at the option of the Buyer, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived (together with any related breach thereof) by the Buyer in writing.

6.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Seller contained in this Agreement shall be true, correct and complete on and as of the Closing date with the same force and effect as though those representations had been made or given on and as of the Closing Date, except for those matters due to changes in facts from the date hereof required or permitted by this Agreement. Each and all of the agreements and covenants of the Seller to be performed or complied with by the Seller on or before the Closing Date pursuant to this Agreement shall have been performed or complied with. Seller shall have delivered to the Buyer a certificate signed by duly authorized officers, in the case of the Seller, dated the Closing Date regarding the matters referenced in Section 6.1.

6.2 INSTRUMENTS OF TRANSFER. The Seller shall have executed, acknowledged and delivered to the Buyer all bills of sale, assignments and other instruments of transfer, assignment and conveyance, in form and substance mutually agreeable, as shall be necessary to vest in the Buyer all the right, title and interest in and to the Transferred Assets.

6.3 NO LITIGATION. No preliminary or permanent injunction or other order of any Governmental Entity shall be in effect nor shall there be in effect any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity that, in that case prevents the consummation of the transactions contemplated by this Agreement. No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced or threatened by any Person other than the Buyer or any of their Affiliates seeking to prevent the sale of the Transferred Assets or the Business or asserting that the sale of all or a portion of the Transferred Assets or the Business would be unlawful.

6.4 LICENSE, CONSENTS AND APPROVALS. The Buyer shall have delivered to the Seller a copy of the licenses, consents, approvals and other authorizations, if any, from Governmental Entities or other third Persons, the lack of which (a) would render legally impermissible the consummation of the transactions contemplated by this Agreement or (b) would have a material Adverse Effect on Buyer's use of the Transferred Assets.

6.5 RESOLUTIONS. The Buyer shall have received copies of resolutions of the directors of the Seller approving this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Seller.

6.6 NO ADVERSE EVENT. The Business and the properties of the Seller shall not be adversely affected or threatened by any loss or damage to the Transferred Assets (including any Equipment), whether or not covered by insurance and no Material Adverse Change shall have occurred.

6.7 OTHER LEGAL MATTERS. All Exhibits, Schedules, certificates, documents and legal matters in connection with this Agreement and the transactions contemplated hereby shall be in the form required by this Agreement.

                                   ARTICLE 7

                              SELLER'S CONDITIONS

     The obligation of the Seller to transfer the Transferred Assets as contemplated hereby is, at the option of the Seller, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived (together with any related breach thereof) by the Seller in writing.

7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of ENET and the Buyer contained in this Agreement shall be true, correct and complete on and as of the closing Date with the same force and effect as though those representations and warranties had been made or give on and as of the Closing Date. Each and all of the agreements and covenants of the Buyer to be performed or complied with by it on or before the closing Date pursuant to this Agreement shall have been performed or complied with

7.2 RECEIPT OF THE TRANSFERRED ASSETS. The Buyer shall have paid the Cash Consideration and the Shares of Common Stock, and executed and delivered to the Seller an instrument acknowledging receipt of the Transferred Assets and assumption of the Assumed Liabilities in form and substance mutually agreeable.

7.3 LICENSE, CONSENTS AND APPROVALS. The Buyer shall have delivered to the Seller a copy of each of the licenses, consents, approvals and other authorizations from Governmental Entities required to be obtained by Buyer and necessary or appropriate for the Buyer to consummate the transactions contemplated by this Agreement.

7.4 NO LITIGATION. No preliminary or permanent injunction or other order of any Governmental Entity shall be in effect nor shall there by any statute, rule, regulations or executive order promulgated or enacted by any Governmental Entity that, in that case, prevents the consummation of the transactions contemplated by this Agreement. No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced or threatened by any Person other than the Seller or any of their Affiliates seeking to prevent the sale of the Transferred Assets or the Business or asserting that the sale of all or a portion of the Transferred Assets or the Business would be unlawful.

7.5  RESOLUTIONS.   The Seller shall have received copies of resolutions or
minutes of the directors of ENET and the Buyer approving this Agreement and the transactions contemplated hereby, certified by the appropriate officer of the Buyer.

                                   ARTICLE 8

                                INDEMNIFICATION

8.1 INDEMNIFICATION BY THE SELLER. Except as otherwise limited by this Article 8 and Article 9, from and after the Closing, the Seller, shall absolutely and irrevocably indemnify, defend and hold harmless the Buyer and every Affiliate of the Buyer and their respective directors, stockholders, officers, employees, agents, consultants, representatives, successors, transferees and assignees (collectively, the "Seller Indemnified Parties") from, against and in respect of any and all Damages that arise or result from or relate to the matters described in Sections 8.1 (a) through 8.1(l) (collectively," Buyer Losses"); provided, that any claim for indemnity pursuant to Section 8.1(a) based upon a breach of a representation or warranty made after the survival limitations set forth in
Article 9 shall be void and of no effect, and the Seller shall be relieved of any liability in respect thereof, unless written notice of that claim under
Section 8.1(a) is provided
in reasonable detail by the Buyer to the Seller within the applicable notice period specified in Article 9:

     (a) any misrepresentation or breach of representation or warranty made by the Seller in this Agreement or in any other agreement, certificate, exhibit, schedule, writing or other document furnished or delivered to the Buyer by the Seller in connection with this Agreement;

     (b) Buyer Losses arising from, relating to or associated with the breach, violation or default of any Retained Liability.

     (c) any actions taken by any of the Buyers to defend against, assume or discharge any debt, liability or obligation of the Seller or encumbering or burdening any of the Transferred Assets of any nature whatsoever, whether currently known or unknown.

     (d) any Tax liability of the Seller, including Tax liability relating to the Transferred Assets which is attributable to a Tax period or portion thereof ending on or before the Closing Date;

     (e) Buyer Losses for consequential or special damages arising out of any Contract or Other Agreement pursuant to which consequential or special damages have not been waived;

     (f) any and all Environmental Liabilities that may be imposed upon or incurred by the Buyer, arising out of or in connection with (a) the acts or omissions of any Person prior to Closing relating to the Business, the Transferred Assets, the Real Property, the Leasehold interests or; (b) any act or omission of the Seller relating to the Transferred Assets, Real Property or the Leasehold Interests (collectively, "Environmental Losses");

     (g) Buyer Losses arising out of noncompliance with any law regarding bulk transfers in connection with the sale and transfer of the Transferred Assets and the Business to the Buyer;

     (h) any losses or costs of defending against the Buyer Losses that may be made against any of the Buyers by a Person claiming violations of any Laws relating to the employment relationship, including wages, hours, concerted activity, nondiscrimination, occupational health and safety and the payment and withholding of Taxes, in each case in which the Buyer Losses arise out of circumstances occurring prior to the Closing Date, including in connection with the transfer of the Transferred Employees or the termination of the Terminated Employees;

     (i) any losses asserted against Buyer relating to the Excluded Assets;

     (j) any claims arising out of or in any way related to the Miami office including rent, utilities and the like from and after November 1, 1999.

     (k) any claims arising out of or in any way related to any consulting or other agreements between persons involved with and/or related to or affiliated with Seller.

     (l) any breach by the Seller of a representation or warranty contained in
Section 3.13 (collectively, "Securities Law Matters");

8.2 INDEMNIFICATION BY THE BUYER. Except as otherwise limited by this Article 8 and Article 9, from and after the Closing the Buyer shall absolutely and irrevocably indemnify, defend and hold harmless the Seller and every Affiliate of the Seller and each of their respective directors, stockholders, officers, employees, agents, consultants, representatives, successors, transferees and assignees (collectively, "Buyer Indemnified Parties") from and against and in respect of any and all Damages that arise or result from or relate to the matters described in Sections 8.2 (a) through 8.2 (c); provided, that the Buyer shall be obligated to indemnify the Seller for any matter that also constitutes Buyer Losses (collectively, "Seller Losses"):

     (a) any misrepresentation or breach of any representation or warranty made by the Buyer or the breach of, or failure to perform by the Buyer any of their covenants, commitments, agreements or obligations under or contained in this Agreement or any other agreement, certificate, exhibit, schedule, writing or document furnished or delivered to the Seller by the Buyer in connection with this Agreement;

     (b) Seller Losses arising from, relating to or associated with the breach, violation or default any Assumed Liability; or

     (c) except for the Retained Liabilities, Seller Losses arising from, relating to or associated with the ownership, use, possession, enjoyment or operation of the Transferred Assets from and after the Closing Date.

8.3 PROCEDURE. All claims for indemnification under this Article 8 shall be asserted and resolved as follows:

     (a) An Indemnitee, promptly after it becomes aware of facts giving rise to a right of indemnification under this Agreement, shall give the Indemnitor written notice thereof, stating the amount of the Losses, if known, and method of computation thereof, all with reasonable particularity, and stating with particularity the nature of the matter. For purposes of this Section 8.3(a), receipt by a party of written notice of any demand, assertion, claim, action or proceeding (judicial, administrative or otherwise) by or from any Person other than a party to this Agreement that gives rise to Losses on behalf of the party shall constitute the awareness of facts giving rise to a right of indemnification by it under this Agreement and shall require prompt notice of the receipt of such matter as provided in the first sentence of this Section 8.3(a). Failure to provide the notice shall not affect the right of the Indemnitee to indemnification except to the extent the failure shall have resulted in liability to the Indemnitor that could have been actually avoided had the notice been provided within the required time period or except as provided in Section 8.7.

     (b) If any Indemnitee should have a Loss against any Indemnitor hereunder that does not involve a third party claim asserted against an Indemnitee that could give rise to a right of indemnification under this Agreement ("Third Party Claim"), the Indemnitee shall transmit to the Indemnitor a written notice with respect to the Loss. If the Indemnitor does not notify the Indemnitee within 30 calendar days from the receipt of the written notice of Loss that the Indemnitor disputes the Loss, the Loss specified by the Indemnitee in the Claim Notice shall be deemed a liability of the Indemnitor hereunder. If the Indemnitor has timely disputed the Loss as provided above, such dispute shall be resolved by arbitration as set forth in this Agreement.

     (c) If the Indemnitee shall have a Third Party Claim asserted against it, the Indemnitee shall transmit to the Indemnitor written notices of the Loss relating to a Third Party Claim. During the 30 day period following receipt by an Indemnitor of a notice of Loss relating to a Third Party Claim (the "Election Period"), the Indemnitor shall advise the Indemnitee (i) whether the Indemnitor disputes its potential liability to the Indemnitee under this Article 8 with respect to the Third Party Claim or (ii) whether the Indemnitor desires, at its sole cost and expense, to defend the Indemnitee against the Third Party Claim.

     (d) If the Indemnitor notifies the Indemnitee within the Election Period that the Indemnitor does not dispute its potential liability to the Indemnitee under this Article 8 and that the Indemnitor elects to assume the defense of the Third Party Claim, the Indemnitor shall have the right to defend, at its sole cost and expense the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnitor to a final conclusion or settled at the discretion of the Indemnitor in accordance with this Section 8.3; provided, that such settlement shall not impose any obligations upon the Indemnitee or deprive the Indemnitee of any rights without its consent. The Indemnitor shall have full control of such defense and proceedings, including, subject to the preceding sentence, any compromise or settlement thereof. The Indemnitee is hereby authorized, (at its sole cost and expense but only if the Indemnitee is actually entitled to indemnification hereunder or if the Indemnitor assumes the defense with respect to the Third Party Claim), to file, during the Election Period, any motion, answer or other pleadings that the Indemnitee shall deem necessary or appropriate to protect its interest or those of the Indemnitor and not prejudicial to the Indemnitor (it being understood and agreed that if the Indemnitee takes any such action that is prejudicial and conclusively causes a final adjudication adverse to the Indemnitor, the Indemnitor shall be relieved of its obligations hereunder with respect to he Third Party Claim to the extent so adjudicated). If requested by the Indemnitor, the Indemnitee agrees, at the sole cost and expense of the Indemnitor, to cooperate with the Indemnitor and its counsel in contesting any Third Party Claims, including by making of any related counterclaim against the Person asserting the Third Party Claim or any cross-complaint against any Person. The Indemnitee shall have the right to participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnitor pursuant to this Section 8.3, and shall bear its own costs and expenses with respect to any such participation.

     (e) If an Indemnitor fails to notify an Indemnitee within the Election Period that the Indemnitor elects to defend the Indemnitee pursuant to this
Section 8.3, or if the Indemnitor elects to defend the Indemnitee but fails to diligently and promptly prosecute or settle the Third Party Claim, the Indemnitee shall have the right but not the obligation to defend, at the sole cost and expense of the Indemnifying party (but only if the Indemnitee actually is entitled to indemnification hereunder or if the Indemnitor assumes the defense with respect to the Third Party Claim), the Third Party Claim by such proceedings deemed reasonably appropriate by the Indemnitee and its counsel. The Indemnitee shall have full control of such defense and proceedings, including any compromise or settlement of the Third Party Claim; provided, that if the Indemnitor agrees to indemnify the Indemnitee under this Article 8, the Indemnitee shall not enter into any compromise or settlement of such Third Party Claim without the Indemnitor's consent, which shall not be unreasonably withheld or delayed. If requested by the Indemnitee, the Indemnitor shall, at the sole cost and expense of the Indemnitor, cooperate with the Indemnitee and its counsel in contesting any Third Party Claim that the Indemnitee is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim or any cross-complaint against any Person. Notwithstanding the foregoing in this
Section 8.3, if the Indemnitor has delivered a written notice to the Indemnitee to the effect that the Indemnitor disputes its potential liability to the Indemnitee under this Article 8 and if such dispute is resolved in favor of the Indemnitor pursuant to Article 11, the Indemnitor shall not be required to bear the costs and expenses of the Indemnitee's defense pursuant to this Article 8 or of the Indemnitor's participation therein at the Indemnitee's request, and the Indemnitee shall reimburse the Indemnitor in full for all reasonable costs and expenses of the Indemnitor in connection with the Third Party Claims, excluding, however, any litigation with respect to its indemnity obligation hereunder. The Indemnitor shall have the right to participate in, but not control, any defense or settlement controlled by the Indemnitee pursuant to this Section 8.3 and the Indemnitor shall bear its own costs and expenses with respect to any such participation.

     (f) With respect to any Buyer Loss for which the Seller is required to indemnify and defend the Buyer pursuant to the terms of this Agreement and that requires any removal, remedial, response, clean-up or other corrective action ("Remedial Action") to address conditions that cause, contribute to or are associated with the Buyer Loss, the Seller may elect to implement and complete the Remedial Action, in which case the Seller shall not be required to achieve cleanup standards that are more stringent than those required under Environmental Laws existing as of the Closing Date. The Seller shall endeavor to plan, design, implement and perform the Remedial Action without undue delay and in a manner consistent with the operations and requirements of the Business. The Seller shall provide the Buyer with copies of all reports, plans and correspondence submitted to any Governmental Entity with respect to the Remedial Action.

8.4 PAYMENT. Payment of all amounts owing by an Indemnitor as a result of a Third Party Claim shall be made within five business days after the earlier of
(i) the settlement of the Third Party Claim and (ii) the expiration of the period of appeal of a final adjudication of the Third Party Claim. Payments of all amounts still owing by an Indemnitor other than as a result of a Third Party Claim shall be made within five business days after the later of (i) 30 days after the expiration of the Election Period or (ii) if contested through dispute resolutions proceedings, the expiration of the period for appeal of a final adjudication of the Indemnitor's liability to the Indemnitee under this Agreement. Notwithstanding the foregoing, if the Indemnitor has not contested its indemnity obligations hereunder and has not elected to assume the defense of a Third Party Claim, the Indemnitor shall reimburse (promptly after the receipt of each invoice therefor) the Indemnitee for the reasonable costs and expenses incurred by the Indemnitee in contesting the Third Party Claim together with reasonable support for such expenditures.

8.5 FAILURE TO PAY INDEMNIFICATION. If and to the extent the Indemnitee shall make written demand upon the Indemnitor for indemnification pursuant to this
Article 8 and the Indemnitor shall refuse or fail to pay in full within the time period specified in Section 8.4 the amounts demanded pursuant hereto and in accordance herewith, the Indemnitee may utilize any legal or equitable remedy to collect from the Indemnitor the amount of its Losses including the right to offset such amounts against any principal or interest due under the Note. Nothing contained herein is intended to limit or constrain the Indemnitee's rights against the Indemnitor for indemnity, the remedies herein being cumulative and in addition to all other rights and remedies of the Indemnitee.

8.6 SUBROGATION. If the Indemnitee is one of the Buyer Indemnified Parties and the Indemnitee has a right against a Person (other than one of the Buyer Indemnified Parties) with respect to any Damages or other amounts paid to the Indemnitee by the Buyer, then the Buyer shall, to the extent of that payment, be subrogated to the right of such Indemnitee. If the Indemnitee has a right against a Person (other than one of the Seller Indemnified Parties) with respect to any damages or other amounts paid to the Indemnitee by the Seller, the Seller shall, to the extent of such payment, be subrogated to the right of such Indemnitee.

8.7 ADJUSTMENT OF LIABILITY. In determining the amount of any Loss for which any party is entitled to indemnification under this Article 8, the gross amount thereof (a) will be reduced by any insurance proceeds realized or to be realized by such party, and such correlative insurance benefit of such claim and (b) will be increased by (i) to the extent such payment is based on amounts paid by the Indemnitor, interest on such amount at the rate quoted from time to time on London Interbank Market for 30 day borrowings, plus 1 1/2 % from the date such payment is made until payment is made as required hereunder and (ii) to the extent such payment is based on Losses incurred by the Indemnitee, interest on such amount at the rate quoted from time to time on the London Interbank Market for 30 day borrowings, plus 1 1/2 % from the date of the Loss until payment is made as required hereunder.

8.8 INDEPENDENT INDEMNITIES. The parties acknowledge and agree that each of the indemnities under Section 8.1(a) through 8.1(l) and 8.2(a) through 8.2(c) may be relied upon independently.

8.9 INVESTIGATION AND DUE DILIGENCE. No investigation, examination, audit, inspection or other due diligence prior to the Closing shall affect any party's rights to indemnify pursuant to this Agreement; provided, that the foregoing is not intended to affect the representations, warranties and other agreements as modified by the Disclosure Schedule.

8.10 EXPRESS NEGLIGENCE. THE FOREGOING INDEMNITIES SET FORTH IN THIS ARTICLE 8 ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING TEXAS' EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD

PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF SIMPLE OR GROSS NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY OF THE INDEMNIFIED PARTIES.

                                   ARTICLE 9

                NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS,
                  REPRESENTATIONS, WARRANTIES AND AGREEMENTS

     The several representations and warranties of the parties to this Agreement shall survive the Closing Date and shall remain in full force and effect for a period of four years following the Closing Date. All covenants and agreements contained herein shall survive without limitation. Any claim for indemnification made during the Survival Period shall be valid and the representations and warranties relating thereto shall remain in effect for purposes of that indemnification notwithstanding that the claim may not be resolved within the Survival Period.

                                  ARTICLE 10

                                  TERMINATION

10.1 EVENTS OF TERMINATION.   The obligations to close the transactions
contemplated by this Agreement may be terminated by:

     (a) mutual agreement of ENET, the Buyer and the Seller;

     (b) ENET or the Buyer, if a material default shall be made by the Seller in the observance or in the due and timely performance by the Seller of any agreements and covenants of the Seller herein contained or if there shall have been a breach by the Seller of any of the warranties and representations of the Seller herein contained, and the default or breach has not been cured or has not been waived within 30 days of written notice of;

     (c) ENET or the Buyer, upon written notice to the Seller, if there shall have occurred a Material Adverse Change subsequent to the date of this Agreement.

     (d) the Seller, if a material default shall be made by the Buyer or ENET in the observance or in the due and timely performance by the Buyer or ENET of any agreements and covenants of the Buyer or ENET herein contained, or if there shall have been a breach by the Buyer or ENET of any of the warranties and representations of the Buyer or ENET herein contained, and the default or breach has not been cured or has not been waived within 30 days of written notice thereof.

10.2 LIABILITY UPON TERMINATION. If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to any provision of this
Article 10, then this Agreement shall forthwith become void and there shall not be any liability or obligation with respect to the terminated provisions of this Agreement on the part of the Seller or the Buyer or ENET except and to the extent the termination results from the willful breach by a party of any of its representations, warranties or agreements.

10.3 NOTICE OF TERMINATION. The parties hereto may exercise their respective rights of termination under this Article 10 only by delivering written notice to that effect to the other party, provided, however, that the notice must be received on or before the Closing Date.

                                  ARTICLE 11

                              DISPUTE RESOLUTION

11.1 NEGOTIATION. Except for disputes, controversies or claims arising under or relating to the matters in Sections 5.8 and 5.10, which disputes shall be resolved pursuant to Sections 5.8 and 5.10, respectively, the parties to this Agreement shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between their respective authorized representatives who have authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within five days after the date that the notice is deemed to have been delivered, authorized representatives of the disputing parties shall agree upon a mutually acceptable time and place to meet and shall meet at that time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. The first of those meetings shall take place within 30 days after the date that the notice referred to above has been deemed to be delivered. If a disputing party intends to be accompanied at a negotiation meeting by an attorney, that disputing party shall give the other parties at least three business days notice of that intention, and the other parties may also be accompanied by an attorney. If the matter has not been resolved within 60 days of the disputing party's notice or if the parties fail to agree on a time and place for an initial meeting within five days of delivery of that notice, any party may initiate arbitration of the dispute, controversy or claim as provided in Section 11.2. In addition, if one party has requested the other party to participate in a non-binding procedure and the other party has failed to participate, the requesting party may initiate arbitration pursuant to Section
11.2 prior to the expiration of the 60 days.

11.2 ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity hereof, which cannot be resolved by negotiation as provided in Section 11.1, shall be finally settled under the Rules of Conciliation and Arbitration of the American Arbitration Association (the "Rules") by an arbitral tribunal (the "Tribunal") comprised of one arbitrator appointed by each party and a third arbitrator appointed by the two arbitrators appointed by the parties. The third arbitrator shall act as the presiding arbitrator (the "Chairman"). A decision of the majority of the arbitrators shall be binding.

     (a) Location. Unless the parties shall otherwise agree in writing, the arbitration shall be held in Houston, Texas.

     (b) Time Limitation. Any arbitration proceeding hereunder must be instituted within one year after the controversy or claim arises. Failure to institute an arbitration proceeding within the one-year period shall constitute an absolute bar to the institution of any proceedings respecting the controversy or claim, and a waiver thereof. The arbitration proceeding shall be conducted and concluded as soon as reasonably practicable, based on the schedule established by the Tribunal, but in any event the decision of the Tribunal shall be rendered within 120 days following the selection of the Chairman. The parties desire that any dispute, controversy or claim be resolved quickly and at the lowest possible cost, and the Tribunal shall act in a manner consistent with these intentions, including limiting discovery only to that which is absolutely necessary to enable the Tribunal to render a fair decision that reflects the parties intent set forth in this Agreement.

     (c) Interpretation. The Tribunal shall interpret this Agreement in accordance with the Laws stipulated in Section 12.10 and the construction stipulated in Section 1.2. The procedural law of the forum shall be applied with respect to matters not covered by the Rules. All statutes of limitation that otherwise would be applicable shall apply to the arbitration proceeding. Any attorney-client privilege and other protection against disclosure of privileged or confidential information, including any protection afforded the work product of any attorney, that otherwise could be claimed by any party shall be available to and may be claimed by that party in any arbitration proceeding. No party waives any attorney-client privilege or any other protection against disclosure of privileged or confidential information by reason of anything contained in, or done pursuant to, the arbitration provisions of this Agreement.

     (d) Binding Nature of Arbitration. The decision of the Tribunal pursuant to this Article 11 shall be final and binding on the parties to this Agreement and shall be enforceable in accordance with The New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958). The parties agree to submit to the jurisdiction of any court within the jurisdiction in which the party against whom enforcement is sought has property or assets for purposes of the enforcement of any award, order of judgment.

     (e) Written Decision, Awards. Any award or damages pursuant to the arbitration shall be included in a written decision signed by the arbitrator (or a majority of the arbitrators) which shall state the reasons upon which the award was based, including all the elements involved in the calculation of any award of damages. The award of damages shall not include punitive, special, exemplary or consequential damages, including loss of profits or lost business opportunity, or any damages other than or in addition to actual damages, but may include interest from the date of the award. Any monetary award shall be in United States dollars free of any tax or other deduction and shall include interest from the date of any breach or other violation of this Agreement to the date paid in full at a floating rate of interest equal to the prime rate of interest in effect at Chase Bank, N.A., New York, United States of America, from time to time.

     (f) Injunctive or Preliminary Relief. Not withstanding any provision of this Agreement, either party shall have the right, at any time after commencement of any arbitration proceeding hereunder and prior to the rendering of any award, order or judgment thereunder, to apply to the Tribunal or to any court of competent jurisdiction for injunctive or preliminary relief. No application for injunctive or preliminary relief shall be construed to infringe upon this arbitration agreement or affect the powers of the Tribunal.

                                  ARTICLE 12

                                 MISCELLANEOUS

12.1 GOVERNMENTAL FILINGS. As promptly as practical, after the execution of this Agreement, the Buyer, and the Seller shall, in cooperation with the other, file any reports or notifications that may be required to be filed by them under applicable law and shall furnish to the other all information in their possession as my be necessary for the completion of the reports or notifications to be filed by the other.

12.2 ACCESS TO INFORMATION. Prior to the Closing, the Buyer may make an investigation of the business and properties of the Seller as the Buyer may desire and, upon reasonable notice, the Seller shall give to the Buyer and their counsel, accountants and other representatives reasonable access, during normal business hours throughout the period prior to Closing, to the property, books, commitments, agreements, records, files and personnel of the Seller, and the Seller shall furnish the Buyer during that period all copies of documents and information concerning the Seller as the Buyer may reasonably request, subject to all applicable law. The Buyer shall hold, and shall cause their counsel, accountants and other agents and representatives to hold, that information and those documents in confidence.

12.3 PUBLIC ANNOUNCEMENTS. Subject to applicable securities law or stock exchange requirements, neither the Buyer nor the Seller shall, without the prior approval of the other party hereto, issue, or permit any of their respective partners, directors, officers, employees, agents or Affiliates to issue, any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby.

12.4 OTHER ACTION. Each of the parties shall use its best efforts to cause the fulfillment at the earliest practical date but, in any event, prior to the Closing Date of all of the conditions to their respective obligations to consummate the transactions under this Agreement.

12.5 EXPENSES. Except as otherwise set forth herein, and whether or not the transactions contemplated by this Agreement shall be consummated, each party agrees to pay, without right of reimbursement from any other party, the costs incurred by that party incident to the preparation and execution of this Agreement and performance of its obligations hereunder, including the fees and disbursements of legal counsel, accountants and consultants employed by that party in connection with the transactions contemplated by this Agreement.

12.6 NOTICES. All notices, requests, consents, directions and other instruments and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by courier, by an internationally recognized overnight delivery service with proof of delivery or by prepaid registered or certified United States first class mail, return receipt requested, addressed to the respective party at the address set forth below, or if sent by facsimile transmission or other similar form of communication (with receipt confirmed) to the respective party at the facsimile number set forth:

     If to Buyer to:

     Freecaller Communications Corporation
     1250 Wood Branch Park Drive
     Houston, Texas 77079
     Attention:  General Counsel
     Facsimile:  281-529-4686
     Confirm:    281-529-4648

     If to Intelesis:

     The Intelesis Group, Inc.
     11900 Biscayne Blvd
     Suite 262.
     Miami, Florida 33181
     Attention:  Kirsten Fisch
     Facsimile:  305-892-7242
     Confirm:    877-550-1800

     Copies to (in the case of the Seller):

     Joel Bernstein, P. A.
     11900 Biscayne Blvd.
     Suite 625
     Miami, Florida 33181
     Facsimile:  305-899-0822
     Confirm:  ___________

or to any other address or facsimile number and to the attention of that other Person(s) as either party may designate by written notice. Any notice mailed shall be deemed to have been given and received on the third business day following the day of mailing.

12.7 BULK TRANSFER LAWS. The Seller represents to the Buyer that the provisions of any Laws of any state or jurisdiction regulating bulk sales or transfers do not apply to this Agreement.

12.8 SUCCESSORS; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the Buyer and the Seller and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party hereto, provided, however, that the Buyer may assign its rights under this Agreement to any Affiliate of the Buyer, but in the event that the Buyer so assigns its rights, it shall remain liable for its obligations hereunder.

12.9 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto and the Disclosure Schedule constitute the entire agreement and understanding between the parties relating to the subject matter hereof and thereof and supercede all prior representations, endorsements, premises, agreements, memoranda, communications, negotiations, discussions, understandings and arrangements, whether oral, written, or inferred, between the parties relating to the subject matter hereof, including without limitation the Letter of Intent, the Agreement and Plan of Merger dated as of April 15, 1999. Furthermore, this Agreement expressly cancels and ceases any and all obligations by any parties under the consulting Agreement between ENET and Global Depository Systems Inc. effective as of April 1, 1999 and between ENET and Todd and Kirsten Fisch dated as of April 1, 1999, any agreement between Mark A. Willis or any other Officer, Director or Manager of ENET or Buyer and Todd Fisch, Richard Sablon a/k/a Ricardo Sablon or any other officer, director or shareholder of Seller and any and all successor agreements between the parties that relate to the subject matters therein except as expressly assumed by and/or assigned to Buyer and/or ENET herein. This Agreement may not be modified, amended, rescinded, cancelled, altered or supplemented, in whole or in part, except upon the execution and delivery of a written instrument executed by a duly authorized representative of each of the parties hereto.

12.10 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without giving effect to choice of law principles.

12.11 SEVERABILITY. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction.

12.12 NO THIRD PARTY BENEFICIARIES. Any Agreement contained, expressed or implied in this Agreement shall be only for the benefit of the parties hereto and their respective legal representatives, successors and assigns, and those agreements shall not inure to the benefit of the obligees of any indebtedness of any party hereto, it being the intention of the parties hereto that no Person shall be deemed a third party beneficiary of this Agreement, except to the extent a third party is expressly given rights herein.

12.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile of an original signature shall be as binding on such person or entity as an original signature would be.

12.14 NEGOTIATED TRANSACTION. The provisions of this Agreement were negotiated by the parties hereto, and this Agreement shall be deemed to have been drafted by all of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                   SELLER:

                                   THE INTELESIS GROUP, INC.


                                   By: /s/ Richard Sablon
                                       ----------------------------------
                                       Name:  Richard Sablon
                                       Title: President



                                   BUYER:


                                   FREECALLER COMMUNICATIONS CORPORATION F/K/A
                                   INTELESIS ACQUISITION CORP.


                                   By: /s/ Mitchell H. Bodian
                                       ----------------------------------
                                       Name:  Mitchell H. Bodian
                                       Title: President



                                   ASSIGNOR


                                   FREECALLER COMMUNICATIONS CORPORATION



                                   BY: /s/ Richard Sablon
                                       ----------------------------------
                                       Name:  Richard Sablon
                                       Title: President

                                   EXHIBIT B

                              ASSUMED LIABILITIES

                                   EXHIBIT C

                             SELLER'S RESOLUTIONS

                                   EXHIBIT D

                     ASSIGNMENT OF FREECALLER SERVICE MARK
                                      BY
                     FREECALLER COMMUNICATIONS CORPORATION

WHEREAS, Freecaller Communications Corporation, a Florida corporation, having an address at 12062 S.W. 117 Court, Suite 132, Miami, Florida 33186, has adopted and continuously used in its business the service mark FREECALLER/SM/ in association with a variety of telecommunication services since at least as early as January 16, 1998 (the "Mark"); and

WHEREAS, Freecaller Communications Corporation fka Intelesis Acquisition Corp., a Delaware corporation, having an address at 1250 Wood Branch Park Drive, Houston, Texas 77079-1212, is desirous of acquiring the Mark and the goodwill associated with the Mark;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Freecaller Communications Corporation, does hereby assign to Freecaller Communications Corporation fka Intelesis Acquisition Corp. all rights, title and interest in and to the Mark, together with the good will of the business symbolized by the Mark, and the right to recover any damages for past infringement, if any.

                                   Freecaller Communications Corporation


                                   By: /s/ Ricardo Sablon
                                       ---------------------------------------
                                       Ricardo Sablon
                                       President

Date:  10/28/99
     --------------

STATE OF FLORIDA    (S)
COUNTY OF DADE      (S)

Before me personally appeared the above identified individual and acknowledged the foregoing assignment to be his voluntary act and deed on the 29 day of October , 1999.


                                       /s/ Vickie Osburn
                                       ---------------------------------------
                                       Notary in and for the State of  Florida
                                       My commission expires: Aug. 20, 2002
                                                              -------------

                                   EXHIBIT E

                            COVENANT NOT TO COMPETE


Attached letter to be executed and delivered at closing by the following persons:

1.  Todd Fisch
2.  Kirsten Fisch
3.  Richard Sablon
4.  Ilene Kaminsky

                                   EXHIBIT F

                                October   ,1999


The Intelesis Group, Inc.
11900 Biscayne Blvd.
Suite 262
Miami, Florida 33181

  RE:  Registration of Common Stock

Dear Sir or Madam:

Pursuant to that certain Asset Purchase Agreement by and among Intelesis Acquisition Corp., The Intelesis Group, Inc., and Freecaller Communications Corporation, Equalnet Communications Corp. hereby agrees that within 180 days after the closing of said transaction, it will file an S-3 Registration Statement with the Securities and Exchange Commission and will include in said filing any common stock transferred to Intelesis pursuant to said Asset Purchase Agreement.

Sincerely,

/s/ Mitchell H. Bodian
----------------------


Mitchell H. Bodian
President and CEO

                                   EXHIBIT H

               ASSIGNMENT OF SOFTWARE/PATENT PURCHASE AGREEMENT

WHEREAS, The Intelesis Group, Inc., fka The Intelesis Communications Group, Inc. a Florida corporation, having an address at 12062 S.W. 117 Court, Suite 132, Miami, Florida 33186, and Ricardo Sablon an individual resident of Miami Florida on or about August 27, 1998 entered into that certain Software/Patent Purchase Agreement (the "Agreement") attached hereto as Attachment 1, which superceded and voided an earlier agreement dated June 9, 1998; and

WHEREAS, Freecaller Communications Corporation fka Intelesis Acquisition Corp., a Delaware corporation, having an address at 1250 Wood Branch Park Drive, Houston, Texas 77079-1212, is desirous of acquiring all of Intelesis' rights in and to the Agreement and is desirous of Ricardo Sablon expressly consenting to said assignment

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, The Intelesis Group, Inc., fka The Intelesis Communications Group, Inc. does hereby assign to Freecaller Communications Corporation fka Intelesis Acquisition Corp. all rights, title and interest in and to the Agreement, and Ricardo Sablon does hereby consent to this Assignment. Both, The Intelesis Group, Inc. fka The Intelesis Communications Group, Inc. and Ricardo Sablon warrant and represent that the Agreement is in full force and effect; that there have been no defaults or terminations or notices of either; that Ricardo Sablon has continued to and will continue to use his best efforts to complete the patent process on said software; that the indemnification provisions of the foregoing Asset Purchase Agreement are in effect with respect to Assignors herein; that Freecaller Communications Corporation fka Intelesis Acquisition Corp. is now "Purchaser" as defined in the Agreement and as such owns all right, title and interest in the subject matter defined as "software", any patent applications describing and claiming this subject matter and any patents worldwide that have issued or may issue in the future; that the earlier agreement dated June 9, 1998 is superceded by the Agreement and is null, void and of no further force and effect and that The Intelesis Group, Inc, fka The Intelesis Communications Group, Inc. and Ricardo Sablon will take all reasonable action in the future to confirm ownership of said software and any patents issuing on said software and to allow full use of said rights by, Freecaller Communications Corporation.


                                     The Intelesis Group, Inc.


                                     By: /s/ Ricardo Sablon
                                         ----------------------


Date: 10/28/99
     ---------------------

                                         /s/ Ricardo Sablon
                                         ----------------------
                                         Ricardo Sablon

STATE OF FLORIDA    (S)
COUNTY OF DADE      (S)

Before me personally appeared the above identified individuals and officers and acknowledged the foregoing assignment to be their voluntary act and deed on the 29 day of October, 1999.

                                    Vickie Osburn
                                    ------------------------------------
                                    Notary in and for the State of Texas
                                    My commission expires: Aug.20,2002
                                                           -------------

                                   EXHIBIT I

               ASSIGNMENT OF COMMON LAW TRADE AND SERVICE MARKS
                                      BY
                     FREECALLER COMMUNICATIONS CORPORATION
                                      AND
                           THE INTELESIS GROUP, INC.


WHEREAS, Freecaller Communications Corporation, and/or The Intelesis Group, Inc. both Florida corporations having an address at 12062 S.W. 117 Court, Suite 132, Miami, Florida 33186, has adopted and continuously used in its business the following service marks in association with a variety of telecommunication services since at least as early as January 16, 1998, FREECALLER MEDIA, FREECALLER TALKER, CONSUMER PREFERENCE INQUIRY, CALL PROCESSING UNIT, and FREECALLER LEADS ON DEMAND (the "Marks") and has accrued certain common law rights and goodwill in the Marks; and

WHEREAS, Freecaller Communications Corporation fka Intelesis Acquisition Corp., a Delaware corporation, having an address at 1250 Wood Branch Park Drive, Houston, Texas 77079-1212, is desirous of acquiring the Marks and the goodwill associated with the Marks;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Freecaller Communications Corporation, and The Intelesis Group, Inc. do hereby assign to Freecaller Communications Corporation fka Intelesis Acquisition Corp. all rights, title and interest in and to the Marks, together with the good will of the business symbolized by the Names, and the right to recover any damages for past infringement, if any.


                                     Freecaller Communications Corporation


                                     By: /s/ Ricardo Sablon
                                         -------------------------------
                                         Ricardo Sablon
                                         President

Date: 10/28/99
      -------------

                                     The Intelesis Group, Inc.


                                     By: /s/ Ricardo Sablon
                                         -------------------------------

Date: 10/28/99
      -------------

STATE OF FLORIDA    (S)
COUNTY OF DADE      (S)

Before me personally appeared the above identified officers and acknowledged the foregoing assignment to be their voluntary act and deed on the 29 day of October, 1999.


                                       Vickie Osburn
                                       ------------------------------------
                                       Notary in and for the State of Texas
                                       My commission expires: Aug. 20, 2002
                                                              -------------

                                   EXHIBIT J

                          ASSIGNMENT OF DOMAIN NAMES
                                      BY
                     FREECALLER COMMUNICATIONS CORPORATION
                                      AND
                           THE INTELESIS GROUP, INC.

WHEREAS, Freecaller Communications Corporation, and/or The Intelesis Group, Inc. both Florida corporations having an address at 12062 S.W. 117 Court, Suite 132, Miami, Florida 33186, has adopted and used in its business the following domain names in association with advertiser sponsored telecommunication services since at least as early as January 16, 1998, freecaller.com; freetalker.com; freecaller.net; and freecallermedia.com (the "Names") and has accrued certain rights in the Names; and

WHEREAS, Freecaller Communications Corporation fka Intelesis Acquisition Corp., a Delaware corporation, having an address at 1250 Wood Branch Park Drive, Houston, Texas 77079-1212, is desirous of acquiring the Names, all registrations associated with the Names and the goodwill associated with the Names;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Freecaller Communications Corporation, and The Intelesis Group, Inc. do hereby assign to Freecaller Communications Corporation fka Intelesis Acquisition Corp. all rights, title and interest in and to the Names and all registrations associated with the Names together with the good will of the business symbolized by the Names, and the right to recover any damages for past infringement, if any. Both, The Intelesis Group, Inc., and Freecaller Communications Corporation agree to fully cooperate in notifying all domain registration entities, as, and with the changes and information, requested by Freecaller Communications Corporation fka Intelesis Acquisition Corp.


                                   Freecaller Communications Corporation


                                   By: /s/ Ricardo Sablon
                                       -------------------------------
                                       Ricardo Sablon
                                       President

Date: 10/28/99
      -----------------

                                   The Intelesis Group, Inc.


                                   By: /s/ Ricardo Sablon
                                       -------------------------------


Date: 10/28/99
    -------------------------

STATE OF FLORIDA    (S)
COUNTY OF DADE      (S)

Before me personally appeared the above identified officers and acknowledged the foregoing assignment to be their voluntary act and deed on the 29 day of October, 1999.


                                       Vickie Osburn
                                       -------------------------------------
                                       Notary in and for the State of  Texas
                                       My commission expires: Aug. 20, 2002
                                                              --------------

                                   EXHIBIT K

                             ASSIGNMENT OF RIGHTS
                                      BY
                     FREECALLER COMMUNICATIONS CORPORATION
                                      AND
                           THE INTELESIS GROUP, INC.

WHEREAS, Freecaller Communications Corporation, and/or The Intelesis Group, Inc. both Florida corporations having an address at 12062 S.W. 117 Court, Suite 132, Miami, Florida 33186, has used in its business in association with advertiser sponsored telecommunication services since at least as early as January 16, 1998, certain inventions, trade secrets, technical know-how, and proprietary information, including all intellectual and intangible property related to advertiser sponsored telecommunication services (the "Rights") and has accrued certain rights in the Rights; and

WHEREAS, Freecaller Communications Corporation fka Intelesis Acquisition Corp., a Delaware corporation, having an address at 1250 Wood Branch Park Drive, Houston, Texas 77079-1212, is desirous of acquiring the Rights, including any rights that have accrued in the Rights, and the goodwill associated with the Mark;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Freecaller Communications Corporation, and The Intelesis Group, Inc. do hereby assign to Freecaller Communications Corporation fka Intelesis Acquisition Corp. all rights, title and interest in and to the Rights and any rights that have accrued in the Rights, together with the good will of the business symbolized by the Names, and the right to recover any damages for past infringement, if any.



                                   Freecaller Communications Corporation


                                   By: /s/ Ricardo Sablon
                                       -------------------------------
                                       Ricardo Sablon
                                       President

Date: 10/28/99
      -----------------

                                   The Intelesis Group, Inc.


                                   By: /s/ Ricardo Sablon
                                       -------------------------------


Date: 10/28/99
      -----------------

STATE OF FLORIDA    (S)
COUNTY OF DADE      (S)

Before me personally appeared the above identified officers and acknowledged the foregoing assignment to be their voluntary act and deed on the 29 day of October, 1999.


                                       Vickie Osburn
                                       -------------------------------------
                                       Notary in and for the State of  Texas
                                       My commission expires: Aug. 20, 2002
                                                              --------------

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